Exhibit (n)(1)

Consent of Independent Auditors

We consent to the use of our report dated April 1, 2026, with respect to the financial statements of Protective Life Insurance Company, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the Statement of Additional Information, also incorporated by reference.

/s/ KPMG LLP

Birmingham, Alabama

August 19, 2026

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 20, 2026, with respect to the financial statements of the subaccounts that comprise Protective Variable Life Separate Account, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the Statement of Additional Information, also incorporated by reference.

/s/ KPMG LLP

Birmingham, Alabama

August 19, 2026